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                                                                     Exhibit 4.7

                                                      SEE LEGEND ON REVERSE SIDE

               NUMBER             [EAGLE ART]                   SHARES

                           OSAGE SYSTEMS GROUP, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

10,000,000 SHARES COMMON STOCK                        SERIES A $3.00 CONVERTIBLE
 PAR VALUE $.01 PER SHARE                                  PREFERRED STOCK
SERIES B $3.00 CONVERTIBLE                             PAR VALUE $.01 PER SHARE
     PREFERRED STOCK                                  SERIES C $3.00 CONVERTIBLE
PAR VALUE $.01 PER SHARE                                   PREFERRED STOCK
                                                       PAR VALUE $.01 PER SHARE

THIS CERTIFIES THAT _____________________________________________________ is the
owner of ______________________________ shares of the SERIES C $3.00 CONVERTIBLE PREFERRED STOCK of OSAGE SYSTEMS GROUP, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

     The corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________________________________________________________________
day of ____________________________ A.D. 19____.

____________________________________        ____________________________________
   SECRETARY/ASSISTANT SECRETARY                                   PRESIDENT

  M. BURR KEIM, PHILA.